RELIABILITY INCORPORATED

                                Exhibit 5.1

                 OPINION OF WINSTEAD SECHREST & MINICK PC

Winstead, Sechrest & Minick
A Professional Corporation/Attorneys & Counselors

                                        Suite 2400
                                        910 Travis Street
                                        Houston, Texas  77002-5895
                                        713-650-8400
                                        fax 713-650-2400



                           May 10, 2000




Reliability Incorporated
16400 Park Row
Houston, Texas  77084

          Re: Registration of 500,000 shares of Common Stock of Reliability Incorporated
               pursuant   to   the  Reliability  Incorporated  Amended  and
          Restated 1997 Stock
               Option Plan

Gentlemen:

     We have acted as legal counsel for Reliability Incorporated, a Texas corporation ("Company"), in connection with the offer to certain of the directors, officers and key employees of the Company and its subsidiaries of up to 500,000 additional shares of the Company's common stock, no par value per share ("Common Stock"), issuable pursuant to the Reliability Incorporated Amended and Restated 1997 Stock Option Plan (the "Plan").

     We have made such inquiries and examined such documents as we have considered necessary or appropriate for the purposes of giving the opinion hereinafter set forth, including the examination of executed or conformed counterparts, or copies certified or otherwise proved to our satisfaction of the following:

          (i) the Articles of Incorporation, as amended, of the Company as filed with the Secretary of State of Texas;
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                         RELIABILITY INCORPORATED

                                Exhibit 5.1

                 OPINION OF WINSTEAD SECHREST & MINICK PC


          (ii) the Bylaws of the Company as of the date of this opinion;

          (iii) the Company's Registration Statement on Form S-8, covering Common Stock issuable pursuant to the Plan, to be filed with the Securities and Exchange Commission on May 12, 2000 ("Registration Statement");

          (iv) the Plan;

          (v) resolutions of the Board of Directors and shareholders approving the amendment to the Plan and the registration of the additional shares;

          (vi) such other documents, corporate records, certificates and instruments as we have deemed necessary or appropriate for the purpose of this opinion.

     We have assumed the genuineness and authenticity of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the due authorization, execution, delivery or recordation of all documents where due authorization, execution or recordation are prerequisites to the effectiveness thereof.

     Based   upon   the   foregoing,  and  having  regard  for  such  legal
considerations as we deem relevant, we are of the opinion that:

     The Common Stock covered by the Registration Statement has been duly authorized and when issued and sold in accordance with the Plan will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.


                              Very truly yours,


                              /s/ Winstead, Sechrest & Minick P.C.

                              WINSTEAD SECHREST & MINICK P.C.

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